Exhibit 10.1

Mr. Carl E. Berg	January 13, 2012
Berg & Berg Enterprises, LLC.
10050 Bandley Drive
Cupertino, CA 95014

Re: Share Purchase

Dear Mr. Berg:

This letter agreement confirms Berg & Berg Enterprises, LLC’s (“Berg & Berg”) instructions to apply the outstanding principal and interest on the $2,000,000 loan dated October 24, 2011, to Valence Technology, Inc. (the “Company”), from Berg & Berg to the Company, to the purchase of shares of the Company. The aggregate of the outstanding principal and interest on January 13, 2012, is $2,015,726.03, which provides a sale of two million seventy eight thousand and sixty eight (2,078,068) shares of the Company’s common stock at a per share price of $0.97, the closing bid price of the Company’s common stock on the NASDAQ Capital Market on January 13, 2012.

These above noted Shares were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Berg & Berg understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Berg & Berg is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law; has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law; and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law. Berg & Berg is an “accredited investor” as defined under Regulation D promulgated under the Securities Act.

Sincerely, VALENCE TECHNOLOGY, INC.	ACCEPTED AND AGREED: Berg & Berg, LLC.
/s/ Roger A Williams	/s/ Carl E. Berg
Roger A Williams	Carl E. Berg
Vice President of Law and Secretary	Managing Member

/s/ Donald E. Gottschalk
Donald E. Gottschalk Acting Chief Financial Officer